AMENDMENT NO. 2

TO

REVOLVING CREDIT AND SECURITY AGREEMENT

THIS AMENDMENT NO. 2 (this “Amendment”) is entered into as of August 24, 2011, by and among PRESSTEK, INC., a corporation organized under the laws of the State of Delaware (“Borrower”), the financial institutions set forth on the signature pages hereto (each a “Lender” and collectively, “Lenders”) and PNC BANK, NATIONAL ASSOCIATION as agent for Lenders (in such capacity, “Agent”).

BACKGROUND

Borrower, Agent and Lenders are parties to a Revolving Credit and Security Agreement dated as of March 5, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Agent and Lenders provide Borrower with certain financial accommodations.

Borrower has requested that Agent and Lenders make certain amendments to the Loan Agreement, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions.  All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2. Amendment to Loan Agreement.  Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

(a) Section 1.2 is hereby amended by amending the following definitions in their entirety to provide as follows:

“Availability Block” shall mean an amount equal to (x) (i) for the period commencing on the Closing Date and ending on the date on which Borrowing Agent shall have delivered to Agent a Compliance Certificate showing compliance with the requirements imposed by Section 6.5 commencing with the fiscal quarter ending on January 1, 2011, $3,500,000, and (ii) for the period commencing on the earlier of (A) January 31, 2012 and (B) the date on which Borrower completes a Sale Leaseback Transaction, and ending on the last day of the Term, $2,000,000; provided, however, that if an Event of Default shall have occurred and is continuing, the amount of the Availability Block shall be $3,500,000, plus (y) upon the occurrence of the events described in clauses (i) - (iii) of Section 4.21(b) and Agent’s release of any Mortgage it has on the Real Property located in Hudson, New Hampshire, an amount equal to the lesser of (i) 35% of the net cash proceeds of the Sale Leaseback Transaction, and (ii) $5,000,000.”

“EBITDA” shall mean for any period, without duplication, the sum of (i) Earnings Before Interest and Taxes for such period plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period, plus (iv) non-cash expenses of the Borrowers on a Consolidated Basis for such period, including non-cash stock compensation expenses and non-cash expenses incurred in connection with the Sale-Leaseback Transaction, plus (v) cash expenses incurred by Borrowers in connection with the Sale Leaseback Transaction in an aggregate amount not to exceed a one-time charge of $100,000, plus (vi) Restructuring Charges, plus (vii) solely for the purpose of calculating EBITDA through the fiscal quarter ending on or about June 30, 2012, expenses incurred by Borrowers through the fiscal quarter ending on or about June 30, 2012 in connection with the marketing of the 75DI printing press in an aggregate amount not to exceed $1,500,000 .”

“Restructuring Charges” shall mean, without duplication, (i) non-cash amounts included in restructuring and other non-cash charges, plus (ii) any separately identified non-cash charges for asset impairments or write-offs, plus (iii) cash out of pocket expenses incurred by Borrowers in connection with the closing of the Transactions, the LI Merger, lease termination payments and employee severance arrangements in an aggregate amount not to exceed $200,000 in any fiscal year, plus (iv) restructuring charges accrued during the fiscal year ending on or about December 31, 2011 in an aggregate amount not to exceed $1,400,000 (such expenses to be included in the definition of Restructuring Charges for the purpose of (x) calculating EBITDA during the fiscal year ending on or about December 31, 2011 and (y) calculating the Fixed Charge Coverage Ratio for all periods that include such expenses), plus (v) any such additional amounts as are acceptable to Agent in its sole discretion.”

(b) Section 1.2 is hereby amended by adding the following defined terms in their appropriate alphabetical order:

“Amendment No. 2” shall mean that certain Amendment No. 2 to Revolving Credit and Security Agreement dated as of August 24, 2011, among Borrowers, Lenders and Agent.”

“Amendment No. 2 Effective Date” shall mean the date on which each of the conditions set forth in Section 3 of Amendment No. 2 have been satisfied.”

(c) Article III is hereby amended by inserting a new Section 3.12 immediately following Section 3.11 thereof to provide as follows:

“3.12.           Sale Leaseback Fee.  Borrowers shall pay to the Agent for the ratable benefit of the Lenders a fee of $100,000 if the Borrowers fail to complete a Sale Leaseback Transaction on or before November 30, 2011.”

(d) Section 13.1 is hereby amended in its entirety to provide as follows:

“Term.  This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until March 5, 2013 (the “Term”) unless sooner terminated as herein provided.  Borrowers may terminate this Agreement at any time upon thirty (30) days’ prior written notice upon payment in full of the Obligations.  In the event the Obligations are prepaid in full prior to the last day of the Term, Borrowers shall pay to Agent for the benefit of Lenders an early termination fee in an amount equal to $750,000.”

3. Conditions of Effectiveness.  This Amendment shall become effective upon Agent receiving (i) four (4) originals (or such lesser number of originals as Agent may require) of this Amendment executed by Borrower and Lenders and consented and agreed to by Guarantors and (ii) an amendment fee of $25,000, which shall be fully earned and payable on the Amendment No. 2 Effective Date, and which may be charged by Agent to Borrowers’ account.

4. Representations and Warranties.  Borrower hereby represents and warrants as follows:

(a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

(b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment (except that any representations and warranties made as of a specific date shall be true and correct as of such date).

(c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(d) No Borrower has any defense, counterclaim or offset with respect to the Loan Agreement.

5. Effect on the Loan Agreement.

(a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

(b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

6. Governing Law.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

7. Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8. Counterparts; Facsimile and Electronic Transmission.  This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or electronic transmission (including by “.pdf” or other similar format) shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

PNC BANK, NATIONAL ASSOCIATION, as Agent and Lender

By:      /s/ Patrick McConnell
Name: Patrick McConnell
Title:   Vice President

PRESSTEK, INC.

                By:       /s/ Jeffrey A. Cook
Name:  Jeffrey A. Cook
Title:    Executive Vice President and Chief Financial Officer
             (Principal Financial Officer)

CONSENTED AND AGREED TO:

PRESSTEK EUROPE LIMITED

By:      /s/ Jeffrey A. Cook
Name: Jeffrey A. Cook
Title:   Director

PRESSTEK OVERSEAS CORP.

By:         /s/ Jeffrey A. Cook
Name:    Jeffrey A. Cook
Title:      Director

SDK REALTY CORP.

By:      /s/ Jeffrey A. Cook
Name: Jeffrey A. Cook
Title:   Director

ABD CANADA HOLDINGS, INC.

By:      /s/ Jeffrey A. Cook
Name: Jeffrey A. Cook
Title:   Director

PRESSTEK CANADA CORP.

By:      /s/ Jeffrey A. Cook
Name: Jeffrey A. Cook
Title:    Director